Exhibit 10.1

FORM OF

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this 10th day of December, 2019, by and among GS Acquisition Holdings Corp, a Delaware corporation (the “Issuer”), and the entity named on the signature page hereto (“Subscriber”).

RECITALS

WHEREAS, the Issuer, substantially concurrently with the execution of this Subscription Agreement, shall enter into an Agreement and Plan of Merger (as it may be amended or supplemented from time to time, the “Agreement and Plan of Merger”), by and among the Issuer, Crew Merger Sub I LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of the Issuer, Crew Merger Sub II LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of the Issuer, Vertiv Holdings, LLC, a Delaware limited liability company (the “Company”), and VPE Holdings, LLC, a Delaware limited liability company, in substantially the form previously provided to Subscriber;

WHEREAS, in connection with the transactions contemplated by the Agreement and Plan of Merger (collectively, the “Transactions”), Subscriber desires to subscribe for and purchase from the Issuer that number of shares of Class A common stock, par value $0.0001 per share (the “Class A Shares”), of the Issuer set forth on the signature page hereto (the “Acquired Shares”) for a purchase price of $10.00 per share (the “Per Share Purchase Price”), and for the aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), and the Issuer desires to issue and sell to Subscriber the Acquired Shares in consideration for the payment of the Purchase Price by or on behalf of Subscriber to the Issuer on or prior to the Subscription Closing (as defined below); and

WHEREAS, in connection with the Transactions, certain other “accredited investors” (as defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”)), have entered into separate subscription agreements with the Issuer (the “Other Subscription Agreements”), pursuant to which such investors have, together with Subscriber pursuant to this Subscription Agreement, agreed to purchase on the Merger Closing Date (as the term Closing Date is defined in the Agreement and Plan of Merger) an aggregate of 123,900,000 Class A Shares at the Per Share Purchase Price.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Pursuant to the terms and subject to the conditions set forth herein, Subscriber hereby agrees to subscribe for and purchase from the Issuer, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Acquired Shares (such subscription and issuance, the “Subscription”).

2. Subscription Closing.

(a) The closing of the Subscription contemplated hereby (the “Subscription Closing”) is intended to occur on the Merger Closing Date substantially concurrent with the Merger Closing (as the term Closing is defined in the Agreement and Plan of Merger) and is contingent upon the occurrence of the Merger Closing. Not less than five (5) business days prior to the scheduled Merger Closing Date, the Issuer shall provide written notice to Subscriber (the “Closing Notice”) of such scheduled Merger Closing Date; provided, that to the extent practicable, the Issuer shall use its commercially reasonable efforts to provide earlier notice of the scheduled Merger Closing Date; and provided further, that the Issuer may delay from time to time the scheduled Merger Closing Date up to five (5) business days following the original scheduled Merger Closing Date identified in the Closing Notice, or such Merger Closing Date as it may be delayed, by written notice to Subscriber if it provides Subscriber with notice of the revised Merger Closing Date no later than twenty-four (24) hours prior to the then scheduled Merger Closing Date. Subscriber shall deliver to the Issuer at least two (2) business days prior to the then scheduled Merger Closing Date identified in the Closing Notice (unless a later time is otherwise agreed by the Issuer), to be held in escrow until the Subscription Closing, the Purchase Price for the Acquired Shares by wire transfer of U.S. dollars in immediately available funds to the account specified by the Issuer in the Closing Notice. Such funds shall be held on behalf of Subscriber until the Subscription Closing in an escrow account by an escrow agent selected by the Issuer, subject to such escrow agent meeting any requirements specified by Subscriber to the Issuer prior to the date hereof. On the Merger Closing Date, the Issuer shall deliver to Subscriber (i) the Acquired Shares in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws or as set forth herein), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and (ii) a copy of the records of the Issuer’s transfer agent (the “Transfer Agent”) showing Subscriber (or such nominee or custodian) as the owner of the Acquired Shares on and as of the Merger Closing Date. If the Merger Closing does not occur on the same day as the Subscription Closing, the Issuer shall promptly (but not later than one (1) business day thereafter (or two (2) business days thereafter if the Issuer reasonably believes the Merger Closing will occur within two (2) business days after the Merger Closing Date identified in the Closing Notice)) return the Purchase Price to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, and any book-entries shall be deemed cancelled; provided, that the return of the funds shall not terminate this Subscription Agreement or otherwise relieve any party of any of its obligations hereunder (including Subscriber’s obligation to purchase the Acquired Shares at the Subscription Closing).

(b) The Subscription Closing shall be subject to the conditions that, on the Merger Closing Date:

(i) no suspension by the New York Stock Exchange (the “NYSE”) of the qualification of the Acquired Shares for offering or sale or trading in the United States, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(ii) all conditions precedent to the closing of the Transactions shall have been satisfied or waived provided that any such waiver is not materially adverse to Subscriber (in its capacity as such) (other than (A) those conditions that by their nature may only be satisfied at the closing of the Transactions, but subject to the satisfaction of such conditions as of the closing of the Transactions, (B) the condition pursuant to Section 8.1(f) of the Agreement and Plan of Merger (solely with respect to the Issuer receiving the proceeds of the Acquired Shares) and (C) the condition pursuant to Section 8.1(g) of the Agreement and Plan of Merger (solely with respect to the Issuer receiving the proceeds of the Acquired Shares));

(iii) the terms of the Agreement and Plan of Merger shall not have been amended, and the rights of the Issuer, Crew Merger Sub I LLC and Crew Merger Sub II LLC thereunder shall not have been waived, in a manner that is materially adverse to Subscriber (in its capacity as such);

(iv) solely with respect to Subscriber’s obligation to close, all representations and warranties made by the Issuer in this Subscription Agreement shall be true and correct in all material respects as of the Merger Closing Date (other than (i) those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date and (ii) those representations and warranties that are already qualified by materiality or the absence of a Material Adverse Effect (as defined below), which shall be true and correct as of the Merger Closing Date), in each case without giving effect to the consummation of the Transactions;

(v) solely with respect to the Issuer’s obligation to close, all representations and warranties made by Subscriber in this Subscription Agreement shall be true and correct in all material respects as of the Merger Closing Date (other than (i) those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date and (ii) those representations and warranties that are already qualified by materiality or the absence of a Subscriber Material Adverse Effect (as defined below), which shall be true and correct as of the Merger Closing Date), in each case without giving effect to the consummation of the Transactions;

(vi) solely with respect to Subscriber’s obligation to close, the Issuer shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Subscription Closing; and

(vii) no governmental authority shall have enacted, issued, promulgated, enforced or entered any material judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby and no governmental authority shall have threatened in writing a proceeding seeking to impose any such restraint or prohibition.

(c) At the Subscription Closing, the parties hereto shall make reasonable efforts to execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

(d) For purposes of this Subscription Agreement, “business day” shall mean any day other than (i) any Saturday or Sunday or (ii) any other day on which banks located in New York, New York are required or authorized by applicable law to be closed for business.

3. Issuer Representations and Warranties. The Issuer represents and warrants that:

(a) The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. Subject to obtaining all required approvals necessary in connection with the performance of the Agreement and Plan of Merger and the consummation of the Transactions (collectively, the “Required Approvals”), the Issuer has all corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) As of the Merger Closing Date, the Acquired Shares will be duly authorized by the Issuer and, when issued and delivered to Subscriber against full payment for the Acquired Shares in accordance with the terms of this Subscription Agreement and registered with the Transfer Agent, the Acquired Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s certificate of incorporation and bylaws or under the Delaware General Corporation Law.

(c) This Subscription Agreement has been duly authorized, executed and delivered by the Issuer and, assuming that this Subscription Agreement constitutes the valid and binding agreement of Subscriber, is the valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as may be limited or otherwise affected by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(d) Subject to obtaining the Required Approvals, the execution, delivery and performance by the Issuer of this Subscription Agreement (including compliance by the Issuer with all of the provisions hereof), and the issuance and sale by the Issuer of the Acquired Shares, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, which would be reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Issuer (a “Material Adverse Effect”) or materially affect the validity of the Acquired Shares or the legal authority of the Issuer to comply in all material respects with the Issuer’s obligations under this Subscription Agreement; (ii) the organizational documents of the Issuer; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect or materially affect the validity of the Acquired Shares or the legal authority of the Issuer to comply in all material respects with the Issuer’s obligations under this Subscription Agreement.

(e) Other than the Issuer’s Class B common stock, par value $0.0001 per share (the “Class B Shares”), there are no securities or instruments issued by or to which the Issuer is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Acquired Shares or (ii) the shares to be issued pursuant to any Other Subscription Agreement that have not been or will not be validly waived on or prior to the Merger Closing Date; provided, that the holders of the Class B Shares will waive any such anti-dilution or similar provisions in connection with the Transactions.

(f) The Issuer is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Issuer, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which the Issuer is now a party or by which the Issuer’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

(g) The Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Issuer of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares), other than (i) filings with the Securities and Exchange Commission (the “Commission”), (ii) filings required by applicable state securities laws, (iii) filings required in accordance with Section 9(o) of this Subscription Agreement; (iv) filings required by the NYSE, including with respect to obtaining stockholder approval; and (v) the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

(h) As of the date of this Subscription Agreement, the authorized capital stock of the Issuer consists of (i) 5,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Shares”), (ii) 500,000,000 Class A Shares, and (iii) 20,000,000 Class B Shares. As of the date hereof: (i) no Preferred Shares are issued and outstanding, (ii) 69,000,000 Class A Shares are issued and outstanding, (iii) 17,250,000 Class B Shares are issued and outstanding and (iv) warrants to purchase up to 33,533,333 Class A Shares are outstanding.

(i) The Issuer has not received any written communication from a governmental entity that alleges that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

(j) The issued and outstanding Class A Shares are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on the NYSE under the symbol “GSAH”. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Issuer, threatened against the Issuer by the NYSE or the Commission, respectively, to prohibit or terminate the listing of the Class A Shares on the NYSE or to deregister the Class A Shares under the Exchange Act. The Issuer has taken no action that is designed to terminate the registration of the Class A Shares under the Exchange Act.

(k) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Acquired Shares by the Issuer to Subscriber.

(l) Neither the Issuer nor anyone acting on its behalf has offered the Class A Shares or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than Subscriber and other accredited investors, each of which has been offered Class A Shares at a private sale for investment.

(m) None of the Issuer nor any of its affiliates has offered Class A Shares or any similar securities during the six months prior to the date hereof to anyone other than in connection with the Transactions and to Subscriber and other investors in connection with the Other Subscription Agreements. Other than the foregoing, the Issuer has no intention to offer Class A Shares or any similar security during the six months from the date hereof other than in connection with the Transactions, including any transactions referenced in the Agreement and Plan of Merger.

(n) Neither the Issuer nor any person acting on its behalf has offered or sold the Acquired Shares by any form of general solicitation or general advertising, including, but not limited to, the following: (1) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio; (2) any website posting or widely distributed email; or (3) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(o) A copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document, if any, filed by the Issuer with the Commission since its initial registration of the Class A Shares under the Exchange Act (the “SEC Documents”) is available to Subscriber via the Commission’s EDGAR system. None of the SEC Documents contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that with respect to the information about the Company and its affiliates contained in the Schedule 14A and related proxy materials (or other SEC document) to be filed by the Issuer the representation and warranty in this sentence is made to the Issuer’s knowledge. The Issuer has timely filed each report, statement, schedule, prospectus, and registration statement that the Issuer was required to file with the Commission since its initial registration of the Class A Shares under the Exchange Act. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance (the “Staff”) of the Commission with respect to any of the SEC Documents.

(p) Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Issuer, threatened against the Issuer or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Issuer.

(q) Other than the Agent (as defined below), the Issuer has not dealt with any broker, finder, commission agent, placement agent or arranger in connection with the sale of the Acquired Shares, and the Issuer is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Acquired Shares other than to the Agent. Neither the Issuer nor any of its affiliates nor any other person acting on its behalf (other than its officers acting in such capacity) has solicited offers for, or offered or sold, the Acquired Shares other than through the Agent.

(r) Other than the Other Subscription Agreements, the Issuer has not entered into any side letter or similar agreement with any subscriber in connection with such subscriber’s direct or indirect investment in the Issuer or with or any other investor, and such Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement and reflect the same Per Share Purchase Price and terms with respect to the purchase of the Acquired Shares that are no more favorable to such subscriber thereunder than the terms of this Subscription Agreement, except, in each case, for agreements with Goldman Sachs & Co. LLC and David M. Cote, and certain of their respective affiliates and related persons.

4. Subscriber Representations and Warranties. Subscriber represents and warrants that:

(a) If Subscriber is not a natural person, (i) Subscriber has been duly organized, formed or incorporated, as the case may be, and is validly existing in good standing under the laws of its jurisdiction of organization, formation or incorporation, as the case may be, with all requisite power and authority to enter into, deliver and perform its obligations under this Subscription Agreement, and (ii) this Subscription Agreement has been duly authorized, executed and delivered by Subscriber.

(b) If Subscriber is a natural person, (i) Subscriber has all requisite power and authority to enter into, deliver and perform its obligations under this Subscription Agreement, (ii) Subscriber’s signature on this Subscription Agreement is genuine and Subscriber has duly executed and delivered this Subscription Agreement, and (iii) Subscriber has all requisite legal competence and capacity to acquire and hold the Acquired Shares and to execute, deliver and comply with the terms of this Subscription Agreement.

(c) Assuming that this Subscription Agreement constitutes the valid and binding agreement of the Issuer, this Subscription Agreement is the valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(d) The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or, to the best of Subscriber’s knowledge, any of its subsidiaries, if applicable, pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or, if applicable, any of its subsidiaries is a party or by which Subscriber or, if applicable, any of its subsidiaries is bound or to which any of the property or assets of Subscriber or, if applicable, any of its subsidiaries is subject, which would be reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, properties or financial condition of Subscriber, or, if applicable, the stockholders’ equity or results of operations of Subscriber or, if applicable, any of its subsidiaries, taken as a whole (a “Subscriber Material Adverse Effect”), or materially affect the legal authority of Subscriber to comply in all material respects with Subscriber’s obligations under this Subscription Agreement, (ii) the organizational documents of Subscriber if Subscriber is not a natural person, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or, if applicable, any of its subsidiaries or any of their respective properties that would be reasonably likely to have, individually or in the aggregate, a Subscriber Material Adverse Effect or materially affect the legal authority of Subscriber to comply in all material respects with Subscriber’s obligations under this Subscription Agreement.

(e) Subscriber is an accredited investor, satisfying the applicable requirements set forth on Schedule A. Subscriber represents that it is purchasing the Acquired Shares for its own account (and not for the account of others) or for one or more separate accounts maintained by it as a fiduciary or agent for the benefit of one or more other accredited investors and not with a view to the distribution thereof in violation of the securities laws; provided, that the disposition of Subscriber’s property shall at all times be within Subscriber’s control. Subscriber understands that the Acquired Shares have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Issuer is not required to register the Acquired Shares other than as provided for in Section 5 of this Subscription Agreement. Subscriber further represents and warrants that it will not sell, transfer or otherwise dispose of the Acquired Shares or any interest therein except in a registered transaction or in a transaction exempt from or not subject to the registration requirements of the Securities Act and except in accordance with the terms and conditions of this Subscription Agreement. Subscriber acknowledges that the Acquired Shares will be subject to transfer restrictions as set forth on Exhibit A to this Subscription Agreement.

(f) The purchase of Acquired Shares by Subscriber has not been solicited by or through anyone other than the Issuer or the Agent.

(g) Subscriber acknowledges that the Acquired Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Acquired Shares will be subject to transfer restrictions as set forth on Exhibit A to this Subscription Agreement, unless and until such transfer restrictions have been removed in accordance with Section 5 of this Subscription Agreement and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares.

(h) Subscriber understands and agrees that Subscriber is purchasing the Acquired Shares directly from the Issuer. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by the Issuer, Subscriber or any of its officers, directors or representatives, expressly or by implication, other than those representations, warranties, covenants and agreements made by the Issuer in this Subscription Agreement.

(i) In making its decision to purchase the Acquired Shares, Subscriber represents that it has relied solely upon independent investigation made by Subscriber. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to the Issuer, the Transactions and the Company. Subscriber represents and warrants that Subscriber and Subscriber’s professional advisor(s), if any, were given the opportunity to ask questions and receive answers concerning the terms and conditions of the Subscription and to obtain any additional information which the Issuer possessed or could acquire without unreasonable effort or expense. Subscriber acknowledges and agrees that it has not relied on the Agent or any of the Agent’s affiliates with respect to its decision to purchase the Acquired Shares.

(j) Subscriber became aware of the offering of the Acquired Shares solely by means of direct contact between Subscriber and the Issuer or by means of contact from Goldman Sachs & Co. LLC, acting as a placement agent for the Issuer (the “Agent”), and the Acquired Shares were offered to Subscriber solely by direct contact between Subscriber and the Issuer or by contact between Subscriber and the Agent. Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Issuer represents and warrants that the Acquired Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(k) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

(l) Alone, or together with any professional advisor(s), Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

(m) Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of this investment.

(n) Subscriber represents and warrants that neither Subscriber nor, in the case Subscriber is not a natural person, any of its officers, directors, managers, managing members, general partners or any other individual acting in a similar capacity or carrying out a similar function, is (i) a person or entity named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control, or any similar list of sanctioned persons administered by the European Union or any individual European Union member state, including the United Kingdom (collectively, “Sanctions Lists”); (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, including the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered by the United States, the European Union, or any individual European Union member state, including the United Kingdom. Subscriber further represents that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(o) If Subscriber is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of

ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”, and together with ERISA Plans, “Plans”), Subscriber represents and warrants that (A) neither the Issuer nor any of its affiliates (the “Transaction Parties”) has provided investment advice or has otherwise acted as the Plan’s fiduciary, with respect to its decision to acquire and hold the Acquired Shares, and none of the Transaction Parties is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with Subscriber’s investment in the Acquired Shares; (B) the decision to invest in the Acquired Shares has been made at the recommendation or direction of a fiduciary (for purposes of ERISA and/or Section 4975 of the Code, or any applicable Similar Law) with respect to Subscriber’s investment in the Acquired Shares who is independent of the Transaction Parties; and (C) its purchase of the Acquired Shares will not result is non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any applicable Similar Law.

(p) At the Subscription Closing, Subscriber will have sufficient funds to pay the Purchase Price pursuant to Section 2(a) of this Subscription Agreement.

5. Registration Rights.

(a) Shelf Registration Statement. The Issuer agrees that, as soon as practicable but no later than (i) forty-five (45) calendar days following the Merger Closing Date and (ii) ninety (90) calendar days following the Issuer’s most recent fiscal year end (the date the Registration Statement (as defined below) is actually filed, the “Filing Date”), the Issuer will file with the Commission (at the Issuer’s sole cost and expense) a registration statement registering the resale of the Acquired Shares (the “Registration Statement”), and the Issuer shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 90th calendar day following the Filing Date if the Commission notifies the Issuer that it will “review” the Registration Statement and (ii) the 10th business day after the date the Issuer is notified in writing by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that the Issuer’s obligations to include the Acquired Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Issuer such information regarding Subscriber, the securities of the Issuer held by Subscriber and the intended method of disposition of the Acquired Shares as shall be reasonably requested by the Issuer to effect the registration of the Acquired Shares, and Subscriber shall use reasonable efforts to execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder. Following the Effectiveness Date, if the transfer restrictions as set forth on Exhibit A to this Subscription Agreement are no longer required by the Securities Act or any applicable state securities laws, upon request of Subscriber, the Issuer shall use its commercially reasonable efforts to cooperate with Subscriber to have such transfer restrictions removed, including providing authorization to the Issuer’s transfer agent.

(i) [Requests for Underwritten Shelf Takedowns. Subject to Section 5(c), at any time and from time to time when an effective Registration Statement is on file with the Commission, Subscriber and, pursuant to corresponding rights under the Other Subscription Agreements with Eligible Subscribers (as defined below) (the “Other Eligible Subscription Agreements”), the Eligible Subscribers party to such Other Eligible Subscription Agreements (collectively with Subscriber, the “Eligible Subscriber Holders”), may request (the requesting Eligible Subscriber Holder, as applicable, a “Demanding Holder”) to sell all or any portion of its Registrable Securities (as defined below) in an underwritten offering that is registered pursuant to the Registration Statement (an “Underwritten Shelf Takedown”); provided that the Issuer shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include either (x) Registrable Securities proposed to be sold by Subscriber, together with other Demanding Holder(s), with a total offering price reasonably expected to exceed, in the aggregate, $100 million, or (y) all remaining Registrable Securities held by such Demanding Holder ((x) or (y), as applicable, the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Issuer, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. Subject to Section 5(a)(iv), the Demanding Holder(s) shall have the right to select the underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the Issuer’s prior approval (which shall not be unreasonably withheld, conditioned or delayed). The Eligible Subscriber Holder(s) in the aggregate may demand no more than two (2) Underwritten Shelf Takedowns pursuant to this Section 5(a)(i) in any twelve (12) month period.

(1) Reduction of Underwritten Offering. If the managing underwriter or underwriters in an Underwritten Shelf Takedown, in good faith, advises the Issuer, the Demanding Holders(s) and any persons requesting piggyback rights, including, without limitation, under the A&R Registration Rights Agreement (as defined below), this Subscription Agreement or Other Eligible Subscription Agreements, or other separate contractual arrangements with persons or entities (collectively, the “Requesting Piggyback Holders”), with respect to such Underwritten Shelf Takedown (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders desire to sell, taken together with all other Class A Shares or other equity securities that the Requesting Piggyback Holders (if any) and the Issuer desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the underwritten offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Issuer shall include in such underwritten offering, before including any Class A Shares or other equity securities proposed to be sold by Issuer or by other holders of Class A Shares or other equity securities: (i) first, the aggregate amount or number of Registrable Securities of the Demanding Holders (pro rata based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Shelf Takedown) which can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the aggregate amount or number of Class A Shares or other equity securities, if any, as to which registration or a registered offering has been requested by Requesting Piggyback Holders pursuant to the registration rights set forth in the A&R Registration Rights Agreement (any persons requesting or demanding registration rights pursuant to the A&R Registration Rights Agreement, the “Requesting A&R Holders”) which can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), Class A Shares or other equity securities, if any, of Requesting Piggyback Holders exercising their registration rights pursuant to this Subscription Agreement or Other Eligible Subscription Agreements (any persons requesting or demanding registration rights pursuant to this Subscription Agreement or Other Eligible Subscription Agreements, the “Requesting Eligible Subscriber Holders”) (pro rata based on the respective number of registrable securities that each such other Requesting Piggyback Holder has requested be included in such Underwritten Shelf Takedown) which can be sold without exceeding the Maximum Number of Securities; (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Class A Shares or other equity securities that the Issuer desires to sell which can be sold that can be sold without exceeding the Maximum Number of Securities; and (v) fifth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii), (iii) and (iv), Class A Shares or other equity securities, if any, of Requesting Piggyback Holders exercising their registration rights pursuant to other separate contractual arrangements with persons or entities (any persons requesting or demanding registration rights pursuant to such other arrangements, the “Requesting Other Holders”) (pro rata based on the respective number of registrable securities that each such other Requesting Piggyback Holder has requested be included in such Underwritten Shelf Takedown) which can be sold without exceeding the Maximum Number of Securities.

(2) Underwritten Offering Withdrawal. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Shelf Takedown, any Demanding Holder initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Issuer and the underwriter or underwriters (if any) of their intention to withdraw from such Underwritten Shelf Takedown; provided that any remaining Demanding Holders may elect to have the Issuer continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold

would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Shelf Takedown by such remaining Demanding Holders. If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown by the withdrawing Demanding Holder for purposes of Section 5(a)(i), unless such withdrawing Demanding Holder reimburses the Issuer for all Registration Expenses (as defined below) with respect to such Underwritten Shelf Takedown (or, if there is more than one withdrawing Demanding Holder, a pro rata portion of such Registration Expenses based on the respective number of Registrable Securities that each withdrawing Demanding Holder has requested be included in such Underwritten Shelf Takedown); provided that, if any remaining Demanding Holders elect to continue such Underwritten Shelf Takedown pursuant to the proviso in the immediately preceding sentence, such Underwritten Shelf Takedown shall count as an Underwritten Shelf Takedown demanded by such remaining Demanding Holders for purposes of Section 5(a)(i). Following the receipt of any Withdrawal Notice, the Issuer shall promptly forward such Withdrawal Notice to any other persons that had elected to participate in such Underwritten Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Issuer shall be responsible for the Registration Expenses incurred in connection with an Underwritten Shelf Takedown prior to its withdrawal under this Section 5(a)(i)(2), other than if a Demanding Holder elects to reimburse the Issuer for such Registration Expenses pursuant to the second sentence of this Section 5(a)(i)(2).

(ii) Piggyback Rights. Subject to Section 5(c), if the Issuer proposes to conduct a registered offering of, or if the Issuer proposes to file a registration statement under the Securities Act with respect to the registration of, equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Issuer, including, without limitation, pursuant to demands under Section 5(a)(i) of this Subscription Agreements, under any Other Eligible Subscription Agreement, under the A&R Registration Rights Agreement or under any other separate contractual arrangement with other persons or entities (or by the Issuer and by the stockholders of the Issuer including, without limitation, an Underwritten Shelf Takedown), other than a registration statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) pursuant to a registration statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) for an offering of debt that is convertible into equity securities of the Issuer, (iv) for a dividend reinvestment plan or (v) for a Block Trade (as defined below), then the Issuer shall give written notice of such proposed offering to all of the Eligible Subscriber Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement or, in the case of an underwritten offering pursuant to a shelf registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, in such offering, and (B) offer to all of the Eligible Subscriber Holders of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Eligible Subscriber Holders may request in writing within five (5) days after receipt of such written notice (such registered offering, a “Piggyback Registration”). Subject to Section 5(a)(ii)(1), the Issuer shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing underwriter or underwriters of such Piggyback Registration to permit the Registrable Securities requested by the Eligible Subscriber Holders pursuant to this Section 5(a)(ii) to be included therein on the same terms and conditions as any similar securities of the Issuer included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Eligible Subscriber Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Eligible Subscriber Holder’s agreement to enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwritten offering.

(1) Reduction of Piggyback Registration. If the managing underwriter or underwriters in an underwritten offering that is to be a Piggyback Registration, in good faith, advises the Issuer and the Requesting Piggyback Holders pursuant to this Section 5(a)(ii) in writing that the dollar amount or number of Class A Shares or other equity securities that the Issuer desires to sell, taken together with the Class A Shares or other equity securities, if any, as to which registration or a registered offering has been demanded or requested by Requesting A&R Holders, Requesting Eligible Subscriber Holders, including pursuant to Section 5(a)(ii), and Requesting Other Holders, as applicable, exceeds the Maximum Number of Securities, then:

(A)

if the registration or registered offering is undertaken for the Issuer’s account, the Issuer shall include in any such registration or registered offering: (I) first, the Class A Shares or other equity securities that the Issuer desires to sell which can be sold without exceeding the Maximum Number of Securities; (II) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (I), the Class A Shares or other equity securities, if any, as to which registration or a registered offering has been requested pursuant to the piggyback registration rights set forth in the A&R Registration Rights Agreement by Requesting A&R Holders which can be sold without exceeding the Maximum Number of Securities; (III) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (I) and (II), the registrable securities of Requesting Eligible Subscriber Holders (pro rata, based on the respective number of registrable securities that each Requesting Eligible Subscriber Holder has requested be included in such underwritten offering and the aggregate number of registrable securities that the Requesting Eligible Subscriber Holders have requested to be included in such underwritten offering) which can be sold without exceeding the Maximum Number of Securities; and (IV) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (I), (II) and (III), the registrable securities of Requesting Other Holders (pro rata, based on the respective number of registrable securities that each Requesting Other Holder has requested be included in such underwritten offering and the aggregate number of registrable securities that the Requesting Other Holders have requested to be included in such underwritten offering) which can be sold without exceeding the Maximum Number of Securities; and

(B)

if the registration or registered offering is pursuant to a request by a Eligible Subscriber Holder of Registrable Securities pursuant to Section 5(a)(i) hereof, then the Issuer shall include in any such registration or registered offering securities in the priority set forth in Section 5(a)(i)(1); and

(C)

if the registration or registered offering is not undertaken for the Issuer’s or a Eligible Subscriber Holder’s account but is undertaken pursuant to a request or demand by other holders, including under the A&R Registration Rights Agreement (the “Other Demanding Holders”): (I) first, the Class A Shares or other equity securities, if any, of such Other Demanding Holders which can be sold without exceeding the Maximum Number of Securities; (II) second, if the Other Demanding Holders are not Requesting A&R Holders, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (I), the aggregate amount or number of Class A Shares or other equity securities, if any, as to which registration or a registered offering has been requested pursuant to the piggyback registration rights set forth in the A&R Registration Rights Agreement by the Requesting A&R Holders which can be sold without exceed the Maximum Number of Securities, (III) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (I) and (II), the Class A Shares or other equity securities, if any, of the Requesting Eligible Subscriber Holders (pro rata, based on the respective number of registrable securities that each such Requesting

Eligible Subscriber Holder has requested be included in such underwritten offering and the aggregate number of registrable securities that the Requesting Eligible Subscriber Holders have requested to be included in such Underwritten Offering) which can be sold without exceeding the Maximum Number of Securities; (IV) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (I), (II) and (III), the Class A Shares or other equity securities that the Issuer desires to sell which can be sold without exceeding the Maximum Number of Securities; and (V) fifth, if the Other Demanding Holders are not Requesting Other Holders, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (IV), the Class A Shares or other equity securities, if any, of Requesting Other Holders (pro rata, based on the respective number of registrable securities that each such Requesting Other Holder has requested be included in such underwritten offering and the aggregate number of registrable securities that the Requesting Other Holders have requested to be included in such underwritten offering) which can be sold without exceeding the Maximum Number of Securities.

(2) Piggyback Registration Withdrawal. Any Eligible Subscriber Holder of Registrable Securities (other than a Demanding Holder, whose right to withdraw from an Underwritten Shelf Takedown, and related obligations, shall be governed by Section 5(a)(i)(2)) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Issuer and the underwriter or underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the registration statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a shelf registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Issuer (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a registration statement filed with the Commission in connection with a Piggyback Registration (which, in no circumstance, shall include the Registration Statement) at any time prior to the effectiveness of such registration statement. Notwithstanding anything to the contrary in this Section 5 (other than Section 5(a)(i)(2)), the Issuer shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 5(a)(ii)(2).

(3) Unlimited Piggyback Registration Rights. For purposes of clarity, subject to Section 5(a)(i)(2), any Piggyback Registration effected pursuant to Section 5(a)(ii) hereof shall not be counted as a demand for an Underwritten Shelf Takedown under Section 5(a)(i) hereof.

(4) Subscriber Information. Notwithstanding anything in this Section 5 to the contrary, Subscriber may not participate in any underwritten offering pursuant to this Section 5(a)(ii) unless Subscriber (x) agrees to sell Subscriber’s securities on the basis provided in any underwriting arrangements approved by the Issuer and (y) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

(iii) Market Stand-off. In connection with any underwritten offering of Class A Shares or other equity securities of the Issuer (other than a Block Trade (as defined below)), each Eligible Subscriber Holder that is an executive officer or director of the Issuer or the beneficial owner of more than five percent (5%) of the outstanding Class A Shares of the Issuer, agrees not to, and to execute a customary lock-up agreement (in each case on substantially the same terms and conditions as all such Eligible Subscriber Holders) in favor of the underwriters to not, sell or dispose of any Class A Shares or other equity securities of the Issuer (other than those included in such offering), without the prior written consent of the Issuer, during the ninety (90)-day period (or such shorter time agreed to by the managing underwriters) beginning on the date of pricing of such offering, except as expressly permitted by such lock-up agreement and in the event the managing underwriters otherwise agree by written consent.

(iv) Block Trades. Notwithstanding any other provision of this Section 5, but subject to Section 5(c), at any time and from time to time when an effective Registration Statement is on file with the Commission, if a Demanding Holder wishes to engage in a Block Trade that includes either (x) Registrable Securities proposed to be sold by such Demanding Holder with a total offering price reasonably expected to exceed $100 million, or (y) all remaining Registrable Securities held by such Demanding Holder, then such Demanding Holder only needs to notify the Issuer of the Block Trade at least five (5) business days prior to the day such offering is to commence and the Issuer shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade; provided that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade shall use commercially reasonable efforts to work with the Issuer and any underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade, any Demanding Holder initiating such Block Trade shall have the right to submit a Withdrawal Notice to the Issuer and the underwriter or underwriters (if any) of their intention to withdraw from such Block Trade. Notwithstanding anything to the contrary in Section 5(a), the Issuer shall be responsible for the Registration Expenses incurred in connection with a Block Trade prior to its withdrawal under this Section 5(a)(iv). Notwithstanding anything to the contrary in this Agreement, Section 5(a)(ii) shall not apply to a Block Trade initiated by a Demanding Holder. The Demanding Holder in a Block Trade shall have the right to select the underwriters for such Block Trade (which shall consist of one or more reputable nationally recognized investment banks). The Eligible Subscriber Holder(s) in the aggregate may demand no more than two (2) Block Trades pursuant to this Section 5(a)(iv) in any twelve (12) month period. For the avoidance of doubt, any Block Trade effected pursuant to this Section 5(a)(iv) shall not be counted as a demand for an Underwritten Shelf Takedown pursuant to Section 5(a)(i) hereof.

(v) All Registration Expenses shall be borne by the Issuer. It is acknowledged that Subscriber shall bear, with respect to Subscriber’s Registrable Securities being sold, all underwriters’ commissions and discounts, brokerage fees and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing Subscriber.

(vi) As used in this Section 5, the following terms shall have the following meanings:

(1) “A&R Registration Rights Agreement” has the meaning set forth in the Agreement and Plan of Merger.

(2) “Block Trade” means an underwritten registered offering not involving a “roadshow,” commonly known as a “block trade.”

(3) “Eligible Subscriber” means a subscriber that, together with its Affiliates (as defined herein), purchased pursuant to this Subscription Agreement or any Other Subscription Agreement, Class A Shares with an aggregate purchase price in excess of $100 million.

(4) “Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following: (A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any national securities exchange on which the Class A Shares are then listed; (B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the underwriters in connection with blue sky qualifications of Registrable Securities); (C) printing, messenger, telephone and delivery expenses; (D) reasonable fees and disbursements of counsel for the Issuer; (E) reasonable fees and disbursements of all independent registered public accountants of the Issuer incurred specifically in connection with such registration; and (F) reasonable fees and expenses of one (1) legal counsel selected by the Demanding Holders in an underwritten Offering.

(5) “Registrable Security” shall mean any of the Acquired Shares until the earliest to occur of: (A) a registration statement with respect to the sale of any such Acquired Shares shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such registration statement; (B) any such Acquired Shares shall have ceased to be outstanding; (C) any such Acquired Shares have been sold without registration pursuant to Rule 144 (or any successor rule promulgated thereafter by the Commission); and (D) any such Acquired Shares have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.]1

(b) Registration Cooperation. At its expense the Issuer shall:

(i) except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Issuer determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) Subscriber ceases to hold any Registrable Securities, and (ii) two (2) years from the Effectiveness Date; provided that the provisions under Section 5(a)(i)-(iv) of this Subscription Agreement shall terminate on the first anniversary of the Merger Closing Date. The period of time during which the Issuer is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;

(ii) advise Subscriber within two (2) business days:

(1) when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(2) of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(3) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(4) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Acquired Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

[1]	Applies only to subscribers with a Purchase Price in excess of $100 million and Section 3(r) for subscribers of $100 million or less provides for an exception for these registration rights.

(5) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (1) through (5) above constitutes material, nonpublic information regarding the Issuer;

(iii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) upon the occurrence of any event contemplated in Section 5(b)(ii)(5), except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Acquired Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) use its commercially reasonable efforts to cause all Acquired Shares to be listed on each national securities exchange (within the meaning of the Exchange Act), if any, on which the Class A Shares issued by the Issuer have been listed;

(vi) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Acquired Shares as required hereby;

(vii) use its commercially reasonable efforts to allow Subscriber to review disclosure regarding Subscriber in the Registration Statement; and

(viii) [in the case of (x) an Underwritten Shelf Takedown, (y) a Block Trade or (z) in the case of clauses (1), (2), (3) and (5) below, a sale by an Eligible Subscriber Holder effected or executed through a broker, placement agent or sales agent (subject to such broker, placement agent or sales agent providing such certifications or representations reasonably requested by the Issuer’s independent registered public accountants and the Issuer’s counsel): (1) request the Issuer’s independent registered public accountants to provide a “cold comfort” letter, in customary form and covering such matters of the type customarily covered by “cold comfort” letters, and reasonably satisfactory to a majority-in-interest of the participating Eligible Subscriber Holders and the applicable broker, placement agent or sales agent, if any, and the underwriters, if any; (2) request the Issuer’s counsel to provide an opinion and negative assurance letter with respect to such offering addressed to the participating Eligible Subscriber Holders and to the broker, placement agent or sales agent, if any, and the underwriters, if any, covering such legal matters with respect to the offering in respect of which such opinion is being given as the participating Eligible Subscriber Holders, or such broker, placement agent, sales agent or underwriters, may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority-in-interest of the participating Eligible Subscriber Holders and the applicable broker, placement agent or sales agent, if any, and the underwriters, if any; (3) enter into and perform its obligations under an underwriting agreement or distribution agreement, in usual and customary form, with the managing underwriter, broker, placement agent or sales agent of such offering or sale; (4) in the case of an Underwritten Shelf Takedown, use its reasonable efforts to make available senior executives of the Issuer to participate in customary “road show” presentations that may be reasonably requested by the managing underwriter; and (5) otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the participating Eligible Subscriber Holders and the broker, placement agent or sales agent, if any, and underwriters, if any, as applicable, in connection with such offering or sale.]2

(c) Suspension Event. Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall be entitled to delay or postpone the effectiveness of the Registration Statement and any other registration statement referred to in this Section 5, and from time to time to require Subscriber not to sell under the Registration Statement or such other registration statement, as applicable, or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Issuer or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Issuer’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Issuer in the Registration Statement of material information that the Issuer has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Issuer’s board of directors, upon the advice of legal counsel, to cause the Registration Statement or such other registration statement, as applicable, to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Issuer may not delay or suspend a particular registration statement on more than two (2) occasions, for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Issuer of the happening of any Suspension Event during the period that the Registration Statement or such other registration statement, as applicable, is effective or if as a result of a Suspension Event the Registration Statement or such other registration statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Acquired Shares under the Registration

[2]	Applies only to subscribers with a Purchase Price in excess of $100 million.

Statement or such other registration statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer unless otherwise required by law or subpoena. If so directed by the Issuer, Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Acquired Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Acquired Shares shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

(d) Opt-Out Notice. Subscriber may deliver written notice (including via email in accordance with Section 9(l) of this Subscription Agreement) (an “Opt-Out Notice”) to the Issuer requesting that Subscriber not receive notices from the Issuer otherwise required by this Section 5; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) the Issuer shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective registration statement, Subscriber will notify the Issuer in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 5(d)) and the related suspension period remains in effect, the Issuer will so notify Subscriber, within one (1) business day of Subscriber’s notification to the Issuer, by delivering to Subscriber a copy of such notice of Suspension Event that would have been provided, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event immediately upon its availability, and Subscriber shall comply with any restrictions on using such Registration Statement during such Suspension Event.

(e) Subscriber Indemnification. The Issuer agrees to indemnify and hold Subscriber, each person, if any, who controls Subscriber within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of Subscriber within the meaning of Rule 405 under the Securities Act, and each underwriter pursuant to the applicable underwriting agreement with such underwriter, and each broker, placement agent or sales agent to or through which Subscriber effects or executes the resale of any Acquired Shares (collectively, the “Subscriber Indemnified Parties”), harmless against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) incurred by Subscriber directly that are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any other registration statement which covers Registrable Securities of Subscriber (including, in each case, the prospectus contained therein) or any amendment thereof (including the prospectus contained therein) or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made), not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Issuer by Subscriber expressly for use therein.

(f) Issuer Indemnification. Subscriber agrees to, severally and not jointly with any other accredited investor that is a party to the Other Subscription Agreements, indemnify and hold harmless the Issuer, each person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Issuer within the meaning of Rule 405 under the Securities Act, and each underwriter pursuant to the applicable underwriting agreement with such underwriter, and each broker, placement agent or sales agent to or through which Subscriber effects or executes the resale of any Acquired Shares (collectively, the “Issuer Indemnified Parties”), harmless against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) incurred by the Issuer directly that are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any other registration statement which covers Registrable Securities of Subscriber (including, in each case, the prospectus contained therein) or any amendment thereof (including the prospectus contained therein) or caused by any omission or alleged omission to state therein of a material fact necessary in order to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made), not misleading, insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Issuer by Subscriber expressly for use therein. Notwithstanding the foregoing, Subscriber’s indemnification obligations under this Section 5(f), in the aggregate, will not exceed the Purchase Price.

6. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Agreement and Plan of Merger is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if any of the conditions to the Subscription Closing set forth in Section 2 of this Subscription Agreement are not satisfied on or prior to the Subscription Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Subscription Closing, (d) the Outside Date (as defined in the Agreement and Plan of Merger and as may be extended as described therein) if the Merger Closing has not occurred on or before such date and (e) the first anniversary of the date of this Subscription Agreement if the Merger Closing and the Subscription Closing have not occurred on or before such first anniversary; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Issuer shall promptly notify Subscriber of the termination of the Agreement and Plan of Merger (other than such a termination as a result of the Merger Closing thereunder).

7. Trust Account Waiver. Subscriber acknowledges that the Issuer is a blank check company with the powers and privileges to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Issuer and one or more businesses. Subscriber further acknowledges that, as described in the Issuer’s prospectus relating to its initial public offering dated June 7, 2018, available at www.sec.gov, substantially all of the Issuer’s assets consist of the cash proceeds of the Issuer’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Issuer, its public stockholders and the underwriters of the Issuer’s initial public offering. For and in consideration of the Issuer entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its affiliates and representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they have or may have in the future as a result of, or arising out of, this Subscription Agreement, in or to any monies held in the Trust Account, and agrees not to seek recourse or make or bring any action, suit, claim or other proceeding against the Trust Account as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Acquired Shares, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability. Subscriber acknowledges and agrees that it shall not have any redemption rights with respect to the Acquired Shares pursuant to the Issuer’s organizational documents in connection with the Transactions or any other business combination, any subsequent liquidation of the Trust Account or the Issuer or otherwise. In the event Subscriber has any claim against the Issuer as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Acquired Shares, it shall pursue such claim solely against the Issuer and its assets outside the Trust Account and not against the Trust Account or any monies or other assets in the Trust Account; provided, however, that nothing in this Section 7 shall be deemed to limit Subscriber’s right, title, interest or claim to the Trust Account by virtue of Subscriber’s record or beneficial ownership of Class A Shares of the Issuer acquired by any means other than pursuant to this Subscription Agreement.

8. Issuer’s Covenants. With a view to making available to Subscriber the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit Subscriber to sell securities of the Issuer to the public without registration, the Issuer agrees, until the Acquired Shares are sold by Subscriber, to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the Commission in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Exchange Act so long as the Issuer remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144;

(c) furnish to Subscriber so long as it owns the Acquired Shares, as promptly as practicable upon request, (x) a written statement by the Issuer, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of the Issuer and such other reports and documents so filed by the Issuer with the Commission and (z) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration; and

(d) in connection with a sale by Subscriber pursuant to Rule 144, if the transfer restrictions as set forth on Exhibit A to this Subscription Agreement are no longer required by the Securities Act or any applicable state securities laws, upon request of Subscriber, the Issuer shall use its commercially reasonable efforts to cooperate with Subscriber to have such transfer restrictions removed, including providing authorization to the Issuer’s transfer agent.

9. Miscellaneous.

(a) Subscriber acknowledges that the Issuer and others and the Issuer acknowledges that Subscriber and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Subscription Closing, Subscriber and the Issuer agree to promptly notify the other party if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects.

(b) Each of the Issuer and Subscriber is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Disclosure of Subscriber’s name shall be subject to the notice provisions set forth in Section 9(o) of this Subscription Agreement.

(c) Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder may be transferred or assigned (other than the transfer and assignment of (i) the Acquired Shares acquired hereunder, if any, subsequent to Subscriber’s purchase of such Acquired Shares at the Subscription Closing and in accordance with Subscriber’s representations and warranties herein; (ii) any or all of Subscriber’s rights and obligations under this Subscription Agreement to its Affiliates, subject to, if such transfer or assignment is prior to the Subscription Closing, such Affiliates executing a subscription agreement in substantially the same form as this Subscription Agreement, including with respect to the Purchase Price and other terms and conditions; and (iii) after the Subscription Closing, the Subscriber’s rights pursuant to Section 5, Section 8 and Section 9 of this Subscription Agreement to any purchaser of the Acquired Shares that receives the Acquired Shares without the removal of the transfer restrictions set forth on Exhibit A of this Subscription Agreement). “Affiliates” for the purpose of this Section 9(c) means persons directly or indirectly controlling, controlled by or under direct or indirect common control with, such person; provided, that the foregoing shall not include portfolio or other operating companies of Subscriber or any of the foregoing persons. Neither this Subscription Agreement nor any rights that may accrue to the Issuer hereunder may be transferred or assigned by the Issuer.

(d) All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Subscription Closing.

(e) The Issuer may request from Subscriber such additional information as may be reasonably necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares and to comply with the Issuer’s registration obligations under Section 5 of this Subscription Agreement, and Subscriber shall take reasonable efforts to provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

(f) This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

(g) This Subscription Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns; provided, that the parties acknowledge and agree that the Subscriber Indemnified Parties and the Issuer Indemnified Parties shall each be a third-party beneficiary to this Subscription Agreement with respect to Section 5(e) and Section 5(f), respectively, of this Subscription Agreement, and that the Agent shall be a third-party beneficiary of the representations and warranties of Subscriber contained in Section 4 of this Subscription Agreement, and in each case with respect thereto shall be entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

(h) Subject to Section 9(c), and except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j) This Subscription Agreement may be executed in one (1) or more counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when one (1) or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery by facsimile or electronic transmission to counsel for the other parties of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

(k) Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(l) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (i) on the date established by the sender as having been delivered personally; (ii) one (1) business day after being sent by an internationally recognized overnight courier guaranteeing overnight delivery; or (iii) on the date delivered, if delivered by facsimile or email, with confirmation of transmission. Such communications, to be valid, must be addressed as follows:

(1) if to Subscriber, to such address or addresses set forth on the signature page hereto;

(2) if to the Issuer, to:

GS Acquisition Holdings Corp

200 West Street

New York, New York 10282

Attention:         Raanan A. Agus

                          David S. Plutzer

Email:              raanan.agus@gs.com

                          david.plutzer@gs.com

with a copy to (which copy shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attention:         Howard L. Ellin

                          C. Michael Chitwood

Email:               howard.ellin@skadden.com

                           michael.chitwood@skadden.com

(m) This Subscription Agreement, and any action, suit, dispute, controversy or claim arising out of this Subscription Agreement or the validity, interpretation, breach or termination of this Subscription Agreement, shall be governed by and construed in accordance with the internal laws of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

(n) Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the courts of the State of Delaware or the federal courts located in the State of Delaware in connection with any matter based upon or arising out of this Subscription Agreement, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such person and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Each party and any person asserting rights as a third-party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any legal dispute, that: (a) such person is not personally subject to the jurisdiction of the above named courts for any reason; (b) such Legal Proceeding (as defined in the Agreement and Plan of Merger) may not be brought or is not maintainable in such court; (c) such person’s property is exempt or immune from execution; (d) such Legal Proceeding is brought in an inconvenient forum; or (e) the venue of such Legal Proceeding is improper. Each party and any person asserting rights as a third-party beneficiary hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 9(l) of this Subscription Agreement. Notwithstanding the foregoing in this Section 9(n), any party may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

(o) The Issuer shall, no later than 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, (i) file a proxy statement with the Commission (substantially in the form of which has previously been provided to Subscriber); and (ii) issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby, the Transactions and any other material, nonpublic information that the Issuer has provided to Subscriber at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, to the Issuer’s knowledge, Subscriber shall not be in possession of any material, non-public information received from the Issuer or any of its officers, directors or employees. Notwithstanding anything in this Subscription Agreement to the contrary, each party hereto acknowledges and agrees that without the prior written consent of the other party hereto it will not publicly make reference to such other party or any of its affiliates (i) in connection with the Transactions or this Subscription Agreement or (ii) in any promotional materials, media, or similar circumstances, except, in each case, as required by law or regulation or at the request of the Staff of the Commission or regulatory agency or under the regulations of the NYSE, including, in the case of the Issuer (a) as required by the federal securities law in connection with the Registration Statement, (b) the filing of this Subscription Agreement (or a form of this Subscription Agreement) with the Commission and (c) the filing of the Schedule 14A and related proxy materials to be filed by the Issuer with respect to the Transactions.

(p) Except as expressly set forth in this Subscription Agreement, no former, current or future equity holders, controlling persons, directors, officers, employees, agents, affiliates, members, managers, general or limited partners, representatives or assignees of Subscriber or any former, current or future equity holder, controlling person, director, officer, employee, agent, affiliate, member, manager, general or limited partner, representative or assignee of any of the foregoing, shall have any obligation to the Issuer or to any other person hereunder in connection with the transactions contemplated hereby.

[Signature pages follow]

IN WITNESS WHEREOF, each of the Issuer and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

GS ACQUISITION HOLDINGS CORP

By:
Name:
Title:

[Signature Page to Subscription Agreement]

SUBSCRIBER:

[•]

By:
Name:
Title:

(Please print. Please indicate name and capacity of person signing above)

Address:

Facsimile:
Email:
Attention:
EIN:

Aggregate Number of Acquired Shares subscribed for:

Aggregate Purchase Price: $

Name in which securities are to be registered (if different):

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice.

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This page should be completed by Subscriber

and constitutes a part of the Subscription Agreement.

A. ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

☐

We/I are/am an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box or boxes below indicating the provision(s) under which we/I qualify as an “accredited investor.”

B. AFFILIATE STATUS

(Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐

Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐	Any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

☐	Any insurance company as defined in Section 2(a)(13) of the Securities Act;

☐	Any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

☐	Any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

☐

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐

Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐	Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐	Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000, with net worth calculated as set forth by Rule 501(a)(5)(i) under the Securities Act;

☐

Any natural person who has an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐

Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

☐

Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii).

Exhibit A

NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE ACQUIRED SHARES OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF CLAUSE (B), UNLESS, IF THE ISSUER REQUESTS, THE ISSUER RECEIVES AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

Any transferee of the Acquired Shares or any interest therein, by its acceptance thereof, shall be deemed to have made the representations set forth in Section 4 of the Subscription Agreement (other than the representations set forth in Section 4(f), the first two sentences of Section 4(j) and Section 4(p)). The Issuer shall not be required to register the transfer of any Acquired Shares to any transferee unless the Issuer receives from the proposed transferee a written instrument in form and substance reasonably satisfactory to the Issuer in which such transferee makes the representations and warranties set forth in Section 4 of the Subscription Agreement (other than the representations set forth in Section 4(f), the first two sentences of Section 4(j) and Section 4(p)) and, if the Issuer so requests, an opinion of counsel in form and substance reasonably satisfactory to the Issuer to the effect that registration under the Securities Act is not required in connection with such transfer; provided, that no opinion of counsel will be required for a pledge of the Acquired Shares if the Issuer receives a representation from the pledgor and pledgee that the pledge is a bona fide pledge and, in the event that the pledgee acquires the shares that are the subject of the pledge, the pledgee agrees to the representations and warranties set forth in Section 4 of the Subscription Agreement. The foregoing shall not apply to any sale of the Acquired Shares made in accordance with Rule 144; provided, that the transferor of the Acquired Shares provides to the Issuer such representations with respect to compliance as is reasonably requested by the Issuer.